UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2017

My Cloudz, Inc.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-203373

(Commission File Number)

36-4797193

(IRS Employer Identification No.)

430/23 Moo 12, Nongprue, Banglamung

Chonburi, 20150

Thailand

(Address of principal executive offices)(Zip Code)

(775) 882-1013

Registrant’s telephone number, including area code

____________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 15, 2017, My Cloudz, Inc., a Nevada corporation (the “Company”), announced it had entered into a non-binding letter of intent, dated May 23, 2017 (the “Letter of Intent”), with C3 Global Biosciences., a Nevada corporation (“C3 Global Biosciences”), pursuant to which, the Company has proposed to acquire C3 Global Biosciences. The prospective transaction is contemplated to be structured as a share exchange, whereby the Company would acquire all issued and outstanding shares and other securities of C3 Global Biosciences in exchange for shares of common stock of the Company, such that upon closing of the share exchange, the shareholders of C3 Global Biosciences would hold 70% of the issued and outstanding shares of common stock of the Company, and C3 Global Biosciences would be a wholly-owned subsidiary of the Company.

C3 Global Biosciences is a business committed to developing sustainable health solutions through the advancement of cannabidiol “CBD” science.

The Letter of Intent provides that until (i) June 23, 2017, neither the Company nor C3 Global Biosciences may negotiate or deal with any other party with respect to any matter related to the prospective share exchange, and (ii) that definitive documentation regarding the prospective share exchange shall be executed not later than July 6, 2017, and that closing shall take place not later than July 7, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

My Cloudz, Inc.

Date: June 15, 2017	By:	/s/ Sommay Vongsa
	Name:	Sommay Vongsa
	Title:	President

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